Exhibit 107

Calculation of Filing Fee Tables

FORM S-1
(Form Type)

Aixin Life International Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities*

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit (1)	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee(2)	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial effective date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to Be Paid	Equity	Common Stock, par value $0.00001 per share	457(o)	143,750	4.00	$575,000	$153.10 per $1,000,000	$88.04
Fees to Be Paid	Equity	Common Stock, par value $0.00001 per share	457(o)	2,731,250	4.00	$10,925,000	$110.20 per million	$1,212.20
Fees Previously Paid	Equity	Common Stock, par value $0.00001 per share N/A	457(o)	N/A	N/A	$57,500,000	$110.20 per million	6,336.50	N/A	N/A	N/A	N/A
Fees to Be Paid	Equity	Common Stock underlying Underwriter’s Warrant(3)	457(o)	7,187	$5.00	$35,935	153.10 per $1,000,000	$5.50
Fees to Be Paid	Equity	Common Stock underlying Underwriter’s Warrant(3)	457(o)	136,563	$5.00	$682,815	$110.20 per million	110.20	N/A	N/A	N/A	N/A
Fees Previously Paid	Equity	Common Stock underlying Underwriter’s Warrant(3)	457(o)	N/A		$4,600,000	$110.20 per million	$506.92
Carry Forward Securities
Carry Forward Securities	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A

	Total Offering Amounts					$12,218,750		$1,416.94
	Total Fees Previously Paid					$62,100,000		$6,843.42
	Total Fee Offsets							$-0-
	Net Fee Due					$0.00		$0.00

(1)	The registration fee for securities is based on an estimate of the Proposed Maximum Aggregate Offering Price of the securities, assuming the sale of the maximum number of shares at the highest expected offering price, and such estimate is solely for the purpose of calculating the registration fee pursuant to Rule 457(o). Includes the offering price attributable to 375,000 additional common stocks that the underwriters have the option to purchase to cover over-allotments, if any.
(2)	Calculated pursuant to Rule 457(o) under the Securities Act, based on an estimate of the proposed maximum aggregate offering price.
(3)	In accordance with Rule 416(a), we are also registering an indeterminate number of additional shares of common stock that shall be issuable pursuant to Rule 416 to prevent dilution resulting from share splits, share dividends or similar transactions.